0288507.01

     As filed with the Securities and Exchange Commission on April 4, 1997
                                                      Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                           COLLINS INDUSTRIES, INC.

            (Exact name of Registrant as specified in its charter)
                Missouri                              43-0985160
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)
                             421 East 30th Avenue
                            Hutchinson, Kansas 67502
             (Address of principal executive offices) (Zip Code)

         1995 STOCK OPTION PLAN AND 1995 STOCK OPTION EXCHANGE PLAN

                           (Full title of the Plan)

                              Larry W.  Sayre
                           421 East 30th Avenue
                         Hutchinson, Kansas  67502
                  (Name and address of agent for service)

                               (316) 663-5551
        (Telephone number, including area code, of agent for service)

                                  Copy to:
                             Jennings J. Newcom
                         Shook, Hardy & Bacon L.L.P.
                              1200 Main Street
                     Kansas City, Missouri   64105-2118
                               (816) 474-6550

                      CALCULATION OF REGISTRATION FEE
      Title of      Amount to     Proposed        Proposed
    Securities to       be         maximum        maximum        Amount of
    be Registered   registered     offering       aggregate     registration
                                  price per    offering price     fee(3)
                                    unit(2)          (2)
    Common Stock,
    par value $.10   1,000,000       $2.43        $2,433,264        $737
    per share(1)
    Common Stock,
    par value $.10   1,000,000         *              *               *
    per share(4)

    (1)Aggregate number of shares of common stock, $.10 par value (the "Common Stock"), which may be issued pursuant to the Collins Industries, Inc.
    1995 Stock Option Plan and the Collins Industries, Inc. Stock Option Exchange Plan (collectively, the "Plans").

    (2)This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). With respect to shares of common stock underlying outstanding options, the fee is calculated on the basis of the exercise price of the option. With respect to shares of common stock underlying unissued options, the fee is calculated on the basis of the average of the high and low prices per share of the Common Stock on the Nasdaq Stock Market as of a date (April 1, 1997) within 5 business days prior to the filing of this Registration Statement.

    (3)Reflects the proposed maximum aggregate offering price multiplied by 1/33 of 1%.

    (4)Aggregate number of shares of Common Stock issuable under the Plans which may be reoffered from time to time by certain selling stockholders pursuant to the Reoffer Prospectus contained herein.

     * Pursuant to Rule 457(h)(3), no additional filing fee is required to be paid with respect to the securities to be offered for resale.

     Note:Pursuant to Rule 416(a) under the Act, the amount of securities registered under this Registration Statement shall include an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plans.

     Note:In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.



                              EXPLANATORY NOTE

     This Registration Statement is being used to register 1,000,000 Shares of Common Stock authorized for issuance under the Plans, and contains a resale prospectus with respect to such Shares. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of Common Stock pursuant to the Plans. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of Shares of Common Stock which have been and/or may hereafter be issued upon the exercise of options which have been and/or may hereafter be granted under the Plans.


                           COLLINS INDUSTRIES, INC.

                            Cross Reference Sheet


      Item Number and Caption in Form S-3          Location in Prospectus

      1.  Forepart of the Registration Statement
          and Outside Front Cover Page of
          Prospectus                               Cover Page

      2.  Inside Front and Outside Back Cover
          Pages of Prospectus                      Cover Page

      3.  Summary Information, Risk Factors
          and Ratio of Earnings to Fixed Charges   Risk Factors

      4.  Use of Proceeds                          Use of Proceeds

      5.  Determination of Offering Price          Not Applicable

      6.  Dilution                                 Not Applicable

      7.  Selling Security Holders                 Selling Stockholders;
                                                   Exhibit A

      8.  Plan of Distribution                     Plan of Distribution

      9.  Description of the Securities to be
          Registered                               Cover Page

     10.  Interest of Named Experts and
          Counsel                                  Legal Matters; Experts

     11.  Material Changes                         Risk Factors

     12.  Incorporation of Certain
          Information by Reference                 Incorporation of Certain
                                                   Documents by Reference

     13.  Disclosure of Commission Position
          on Indemnification for Securities
          Act Liabilities                          Indemnification



      REOFFER PROSPECTUS

                          COLLINS INDUSTRIES, INC.

                  COMMON STOCK (PAR VALUE $.10 PER SHARE)

     1,000,000 SHARES OF COMMON STOCK UNDER THE COLLINS INDUSTRIES, INC.
        1995 STOCK OPTION PLAN AND 1995 STOCK OPTION EXCHANGE PLAN

         This Reoffer Prospectus is being used in connection with the offering from time to time by certain officers, directors and other employees or former employees (collectively, the "Selling Stockholders") of Collins Industries, Inc., a Missouri corporation, and/or its subsidiaries (collectively, the "Company"), certain of whom may be deemed "affiliates" (as defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, of up to 1,000,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company
     (the "Common Stock"), which have been or may be acquired by such Selling Stockholders pursuant to the Company's 1995 Stock Option Plan (the "Option Plan") or the 1995 Stock Option Exchange Plan (the
     "Exchange Plan") (the Option Plan and the Exchange Plan are collectively referred to herein as the "Plans").

         The Selling Stockholders may sell the Shares (i) in one or more transactions (which may involve one or more block transactions) on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), (ii) in separately negotiated transactions or (iii) in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder. The Company will not receive any of the proceeds from sales made pursuant to this Prospectus.

         The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Common Stock is traded on the Nasdaq National Market System under the symbol "COLL." On April 1, 1997, the closing price of the Common Stock as reported on the Nasdaq National Market System was $4.50 per share.


     INVESTORS SHOULD CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS"


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is April 4, 1997.


                               TABLE OF CONTENTS


     RISK FACTORS

     AVAILABLE INFORMATION

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THE COMPANY

     SELLING STOCKHOLDERS

     USE OF PROCEEDS

     PLAN OF DISTRIBUTION

     INDEMNIFICATION

     LEGAL MATTERS

     EXPERTS



         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of theis Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy any security of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.




                                RISK FACTORS

         In addition to other information contained in this Prospectus, the following factors should be carefully considered in evaluating an investment in the Shares offered hereby:

     Product Liability

         The Company currently carries product liability insurance in amounts which it deems appropriate and continually monitors the adequacy of such coverage. Although the Company has not had any significant uninsured product liability losses, there can be no assurance that it will not experience future product liability claims which exceed insurance coverage or which are not covered by insurance and which could have a material adverse effect on the Company.

     Shares Eligible for Future Sale

         Sales of substantial amounts of Common Stock held by existing shareholders could have an adverse effect on the price of the Common Stock. During the last two years, the average daily trading volume of then- outstanding shares of Common Stock was less than __%. Pursuant to this Prospectus, an additional 1,000,000 shares of Common Stock will be eligible for sale without limitation.

     Dependence on Senior Management

         The Company is dependent upon the ability and experience of members of its senior management, none of whom currently have employment agreements. The loss of the services of any of these individuals could adversely affect the operations of the Company.

     Competition

         Many of the markets in which the Company competes are mature and highly competitive, and the Company's products often are sold through a competitive bidding process. Some of the Company's competitors may have greater relative resources. In addition, new competitors may enter the marketplace and may have larger capital bases from which to develop products and to compete. Additionally, the Company believes that growth in its sales may depend upon the success of recently introduced and future products, the markets for which are untested. There can be no assurance that the Company will continue to compete successfully in existing product categories or continue to be able to introduce innovative products or enhance existing products.

     Availability of Chassis

         With the exception of terminal trucks and wheelchair lifts, the major purchased component of each of the Company's specialty vehicles is a vehicle chassis. The Company currently purchases most of its vehicle chassis from two suppliers and maintains access to a [two-to-three] month supply. In the past, the Company has experienced occasional interruptions in chassis supply that, in the aggregate, have not had a material adverse effect on the financial condition of the Company. However, a lengthy interruption in chassis supply could have such an effect.


                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission located in Room 1242, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, and Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such documents can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding the Company. The Common Stock is listed on the Nasdaq National Market System. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a registration statement under the Securities Act on Form S-8 (together with any amendments thereto, the "Registration Statement") with respect to the Shares covered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information set forth in the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information pertaining to the Company and the Shares offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith, which may be obtained as provided in the immediately preceding paragraph.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in and made a part of this Prospectus by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained herein or in any subsequently filed document incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         3. The description of the Company's Common Stock contained in the Form 8-A registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are incorporated by reference). Requests for such copies should be directed to Larry W. Sayre, Vice President Finance & CFO, Collins Industries, Inc., 421 East 30th Avenue, Hutchinson, Kansas 67502; telephone number: (316) 663-5551.


                                THE COMPANY

         Collins Industries, Inc. was founded in 1971 as a manufacturer of small school buses and ambulances built from modified cargo vans. The Company's initial product was the first "Type A" school bus, designed to carry 16 to 20 passengers. Today, the Company manufactures specialty vehicles and accessories for various basic service niches of the transportation industry. The Company's products include ambulances, small school buses, shuttle and mid- size commercial buses, terminal trucks, wheelchair lifts and accessories and commercial bus chassis. The Company has grown primarily through the internal development of new products and the acquisition of complementary product lines.

         The Company is a Missouri corporation. Its principal executive offices are located at 421 East 30th Avenue, Hutchinson, Kansas 67502, and its telephone number is (316)663- 5551.


                            SELLING STOCKHOLDERS

         This Prospectus relates to shares of Common Stock that are subject to options granted under the Plans that have been or may be acquired by certain directors, officers and/or employees of the Company who may be deemed to be affiliates of the Company.

         The table attached hereto as Exhibit A sets forth (a) the name and position over the past three years with the Company of each Selling Stockholder, (b) the number of shares of Common Stock which each Selling Stockholder beneficially owned as of March 31, 1997, (c) the number of shares of Common Stock which each Selling Stockholder has acquired pursuant to the Plans or may acquire pursuant to the exercise of options granted to such Selling Stockholder under the Plans, some or all of which shares may be sold from time to time pursuant to this Prospectus, (d) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder after completion of this offering.

         The table attached hereto as Exhibit A reflects all Selling Stockholders who are eligible to resell and the number of Shares available to be resold after exercise of the options granted to the Selling Stockholders pursuant to the Plans, whether or not they have a present intent to do so.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete to or from the list of Selling Stockholders those persons who have acquired or will acquire shares of Common Stock under the Plans, or who have disposed of such shares of Common Stock, and to update information concerning the holdings of options under the Plans by any of the Selling Stockholders.


                             USE OF PROCEEDS

         The Company will not receive any proceeds from the Shares to be offered by the Selling Stockholders. The Selling
      Stockholders will receive all of such proceeds.



                           PLAN OF DISTRIBUTION

         The Shares to be offered pursuant to this Prospectus are fully paid and non-assessable and will be offered and sold by the Selling Stockholders for their own accounts at such times and in such amounts as they determine. There is no assurance that any of the Selling Stockholders will sell any or all of such Shares.

         The Selling Stockholders may sell the Shares (i) in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market System, (ii) in separately negotiated transactions or (iii) in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder.

         Dealers or brokers participating in the distribution of the Shares may act as agent for the Selling Stockholders, or may purchase the Shares offered hereby from the Selling Stockholders as principal and thereafter resell such Shares from time to time on the open market at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed underwriting discounts and commissions under the Securities Act. To the knowledge of the Company, the Selling Stockholders have made no arrangements with any broker or dealer for the sale of the Shares offered hereby.


                           INDEMNIFICATION

         Article XII of the Company's Articles of Incorporation, as amended, provides for indemnification of directors and officers as follows:

         "Each director or officer, or former director or officer of this corporation, and his legal representatives shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer, and any person who, at the request of this corporation, served as director or officer of another corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation, provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of such action, suit, proceeding or claim asserted against such director or officer
      (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved as not guilty of negligence or misconduct; but in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such a matter, it shall be determined by a committee of three persons appointed by shareholders at a duly called special meeting. In determining whether a director or officer is guilty of negligence or misconduct the Board of Directors or committee, as the case may be, may rely conclusively upon an opinion of independent legal counsel selected by such a board or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be legally entitled."

           Section 351.355 of the Missouri General and Business Corporation Law (the "MGBCL") permits a corporation to indemnify certain persons, including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (by reason of their being officers or directors). The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MGBCL also permits a corporation to indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

         The Company has authorized indemnification agreements for its directors. Under these agreements, the Company agrees to indemnify directors against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, to which the director becomes a party or becomes involved in or by reason of his service to the Company. Indemnification is not required to be made under the agreements in connection with any claim against the director (a) in respect to remuneration paid to a director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (c) on account of a director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         With respect to insurance, the MGBCL states that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the MGBCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           LEGAL MATTERS

         Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon by Shook, Hardy &
      Bacon L.L.P., 1200 Main Street, Suite 3100, Kansas City,
      Missouri 64105.


                               EXPERTS

         The financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.



                               Exhibit A
                         To Reoffer Prospectus


          (a)                  (b)               (c)               (d)
                                                                  Number of
                             Number of        Number of           Shares
     Name and                Shares           Shares Acquired     Beneficially
     Position With           Beneficially     Pursuant to         Owned After
     the Company             Owned            the Plans           the Offering

     Steve Adkins                 13,500            13,500 (1)            0
     President of
     Subsidiary

     Floyd Barkman                10,700            10,200 (1)          500
     Vice President
     of Subsidiary

     Terry L. Clark               46,500            26,000 (1)        5,500*
     Executive Vice                                 15,000 (2)
     President Operations

     Bob Collins                  27,600            17,800 (1)        9,800
     President of
     Subsidiary

     Don L. Collins, Sr.       1,120,871           155,000 (1)       937,571
     Chairman of the                                28,300 (2)       (12.70%)
     Board Chief
     Executive Officer

     Donald Lynn Collins         413,097            57,600  (1)      183,197
     President and Chief                           172,300  (2)       (2.48%)
     Operating Officer

     Jack Cowden                  30,900            26,900  (1)            0
     Vice President
     Human Resources

     Lewis W. Ediger             330,409            94,600  (1)      235,809
     Secretary and                                                    (3.19%)
     Vice President

     Jimmy P. Elliott              7,200             7,200  (1)            0
     Vice President of
     Subsidiary

     Arch G. Gothard, III        166,975            71,000  (1)       95,975
     Director                                                          (1.3%)

     Ronald O. Hammel             12,500            10,000  (2)        2,500
     Retired President of
     Subsidiary

     Wilson Jones                 15,600            11,600  (1)            0
     Vice President of                               4,000  (2)
     Sibsidiary

     Robert E. Lind              176,855            37,500  (1)      139,355
     Director                                                         (1.89%)

     Rodney T. Nash               59,400            38,500  (1)       15,500
     Vice President                                  5,400  (2)
     Engineering

     Garry Noblitt                 3,700             3,700  (1)            0
     Vice President of
     Subsidiary

     Don S. Peters               115,000            69,000  (1)       46,000
     Director

     Phillip Roberts              23,300            23,300  (1)            0
     President of
     Subsidiary

     Larry W. Sayre               37,500            23,500  (1)        1,000
     Vice President & CFO                           13,000  (2)

     Frank Smith                   2,500             2,500  (2)            0
     Plant Manager of
     Subsidiary

     Gene Wright                   8,500             8,500  (1)            0
     Vice President of
     Subsidiary

     (1) This amount represents options to purchase shares of Common Stock acquired pursuant to the Plans. The resale of the shares underlying these options is being registered pursuant to the Reoffer Prospectus.

     (2) This amount represents shares of Common Stock held pursuant to the exercise of options under the Plans. The resale of these shares is being registered pursuant to the Reoffer Prospectus.

     * Represents less than 1% of the total number of shares of Common Stock outstanding. As of March 31, 1997, there were 7,383,410 number of shares of Common Stock outstanding.




                        FORM S-8 REGISTRATION STATEMENT
                           COLLINS INDUSTRIES, INC.

                                   PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1:Plan Information.

         The documents containing the information specified in Part I of Form S-8 which are to be delivered to participants in the Plans have not been filed with the Commission pursuant to the Note to Part I of Form S-8. The information required by
     Part I is included in documents to be sent or given to the participants.

     Item 2:Registration Information and Employee Plan Annual Information.

         The Company agrees to provide the participants in the Plans, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents incorporated by reference in Item 3 of Part II are incorporated by reference into the Section 10(a) prospectus. The Company will also provide to the participants in the Plans, without charge, upon written or oral request, the other documents required to be delivered pursuant to Rule 428 under the Act, including the Company's annual report to security holders for its latest fiscal year, the Company's annual report on Form 10-K for its latest fiscal year and copies of all reports, proxy statements and other communications distributed to its security holders generally.

                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         3. The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.

              Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

              Not applicable.

     Item 6.  Indemnification of Directors and Officers.

              Article XII of the Company's Articles of Incorporation, as amended, provides for indemnification of directors and officers as follows:

              "Each director or officer, or former director or officer of this corporation, and his legal representatives shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer, and any person who, at the request of this corporation, served as director or officer of another corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation, provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of such action, suit, proceeding or claim asserted against such director or officer
         (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved as not guilty of negligence or misconduct; but in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such a matter, it shall be determined by a committee of three persons appointed by shareholders at a duly called special meeting. In determining whether a director or officer is guilty of negligence or misconduct the Board of Directors or committee, as the case may be, may rely conclusively upon an opinion of independent legal counsel selected by such a board or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be legally entitled."

         Section 351.355 of the Missouri General and Business Corporation Law (the "MGBCL") permits a corporation to indemnify certain persons, including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (by reason of their being officers or directors). The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MGBCL also permits a corporation to indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

         The Company has authorized indemnification agreements for its directors. Under these agreements, the Company agrees to indemnify directors against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, to which the director becomes a party or becomes involved in or by reason of his service to the Company. Indemnification is not required to be made under the agreements in connection with any claim against the director (a) in respect to remuneration paid to a director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (c) on account of a director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         With respect to insurance, the MGBCL states that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the MGBCL.

     Item 7.  Exemption from Registration Claimed.

         The restricted securities to be reoffered or resold pursuant to this Registration Statement were issued in transactions exempted, pursuant to Section 4(2) of the Securities Act, from the registration requirements of the Securities Act.
     Each holder acquired such restricted securities upon the exercise of stock options evidenced by individually negotiated written option agreements.

     Item 8.  Exhibits.

     Number

      4.1  The Certificate of Incorporation of the Company, filed as
           Exhibit 3.1 to Amendment No. 2 to the Company's
           Registration Statement on Form S-1 (File No. 2-
           93247), as amended.*

      4.2 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-
           1 (File No. 2-93247).*

      4.3 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3(c) to Amendment No.
           1 to the Company's Registration Statement on Form
           S-1 (File No. 33-48323).*

      4.4 The Bylaws of the Company, filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File
           No. 33-48323), as amended.*

      4.5 Collins Industries, Inc. 1995 Stock Option Plan, filed as an exhibit to the Company's Definitive Proxy
           Statement for the Annual Meeting of Shareholders held February 24, 1995.*

      4.6 Collins Industries, Inc. 1995 Stock Option Exchange Plan, filed as an exhibit to the Company's Definitive
           Proxy Statement for the Annual Meeting of
           Shareholders held February 24, 1995.*

      5.1  Opinion of Shook, Hardy & Bacon L.L.P.

     23.1  Consent of Arthur Andersen LLP.

     23.2  Consent of Shook, Hardy & Bacon L.L.P. (contained in
           Exhibit 5.1)

     24.1 Powers of Attorney (contained on signature pages hereto).


        *  Incorporated herein by reference.

     Item 9.  Undertakings.

     (a)  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
     Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein or therein. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES


         THE COMPANY. Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas, on April 4, 1997.

                                  COLLINS INDUSTRIES, INC.


                                  By: /s/ Larry W. Sayre
                                  Name: Larry W. Sayre
                                  Title:   Vice President Finance and CFO



                          POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry W. Sayre his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or she substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                    TITLE                          DATE


     /s/ Don L. Collins         Chairman, Chief Executive      April 4,1997
         Don L. Collins         Officer and Director

     /s/ Donald Lynn Collins    President, Chief Operating     April 4, 1997
         Donald Lynn Collins    Officer and Director

     /s/ Lewis W. Ediger        Vice-President, Secretary      April 4, 1997
         Lewis W. Ediger        and Director

     /s/ Robert E. Lind         Director                       April 4, 1997
         Robert E. Lind

     /s/ Don S. Peters          Director                       April 4, 1997
         Don S. Peters

     /s/ Arch G. Gothard, III   Director                       April 4, 1997
         Arch G. Gothard, III

     /s/ Larry W. Sayre         Vice-President Finance and     April 4, 1997
         Larry W. Sayre         Chief Financial Officer
                                (principal accounting officer)


                              EXHIBIT INDEX

                                                                      Page

     4.1*    The Certificate of Incorporation of the Company,
             filed as Exhibit 3.1 to Amendment No. 2 to the
             Company's Registration Statement on Form S-1
             (File No. 2-93247), as amended.                            N/A

     4.2*    Amendment to the Certificate of Incorporation of
             the Company, filed as Exhibit3.3 to Amendment No. 1
             to the Company's Registration Statement on Form S-1
             (File No. 2-93247).                                        N/A

     4.3*    Amendment to the Certificate of Incorporation of
             the Company, filed as Exhibit3.3(c) to Amendment No. 1
             to the Company's Registration Statement on Form S-1
             (File No. 33-48323).                                       N/A

     4.4*    The Bylaws of the Company, filed as Exhibit 3.4 to
             the Company's Registration Statement on Form S-1
             (File No. 33-48323), as amended.                           N/A

     4.5*    Collins Industries, Inc. 1995 Stock Option Plan
             Filed as an exhibit to the Company's Definitive
             Proxy Statement for the Annual Meeting of Shareholders
             held February 24, 1995.                                    N/A

     4.6*    Collins Industries, Inc. 1995 Stock Option Exchange
             Plan Filed as an exhibit to the Company's Definitive
             Proxy Statement for the Annual Meeting of Shareholders
             held February 24, 1995.                                    N/A

     5.1     Opinion of Shook, Hardy & Bacon L.L.P.                     19

    23.1     Consent of Arthur Andersen LLP.                            22

    23.2     Consent of Shook, Hardy & Bacon L.L.P. (contained in
             Exhibit 5.1).                                              N/A

    24.1     Power of Attorney (contained on signature pages
             hereto).**                                                 N/A

       *     Previously Filed.

     **      Contained on signature pages to Form S-8.


                               EXHIBIT 5.1

                                                   April 4, 1997



     Collins Industries, Inc.
     421 East 30th Avenue
     Hutchinson, KS  67502

         Re:  Common Stock, $.10 Par Value

     Gentlemen:

         As counsel for Collins Industries, Inc., a Missouri corporation (the "Company"), we have participated in the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration of 1,000,000 shares of common stock, par value $.10 per share, of the Company (the "Common Stock") pursuant to the Company's 1995 Stock Option Plan and 1995 Stock Option Exchange Plan (the "Plans").

         In connection therewith, we have examined: (i) the Articles of Incorporation of the Company, as amended; (ii) the Bylaws of the Company, as amended; (iii) the Registration Statement; (iv) the Plans;
     (v) the minutes of the meeting of the Board of Directors of the Company at which the Directors adopted the Plans; and (vi) the minutes of the 1997 Annual Meeting of Stockholders of the Company at which the stockholders approved the Plans.

         In addition to the examinations outlined above, we have conferred with various officers of the Company and have examined such other documents and records of the Company as we deemed necessary as a basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies or photocopies.

         Based on the foregoing, we are of the opinion that the Common Stock, when issued and paid for in accordance with and pursuant to the terms set forth in the Plans and the award agreements issued thereunder, will be legally issued, fully paid and nonassessable.

         We express no opinion as to the laws of any jurisdiction other than The General and Business Corporation Law of Missouri. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise.
     We express no opinion other than as herein expressly set forth. We do not undertake to advise you with respect to any matter within the scope of this letter which comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may affect the above opinion. Other than the addressee hereof, no one is entitled to rely on this opinion; provided, however, that we hereby consent to all references to the undersigned in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.

                                           Very truly yours,



                                           /s/SHOOK, HARDY & BACON L.L.P.



                               EXHIBIT 23.1


               Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated
     December 10, 1996 included in Collins Industries, Inc.'s Form 10-k for the year ended October 31, 1996 and to all references to our Firm included in this registration statement.



                                                   /s/ Arthur Andersen LLP

     Kansas City, Missouri
     April 4, 1997